Exhibit 22.1

List of Subsidiary Guarantors

Name	State of Incorporation or Organization
Arkoma Newco LLC	Delaware
Delaware-Permian Pipeline LLC	Delaware
FCPP Pipeline, LLC	Delaware
Flag City Processing Partners, LLC	Delaware
Grand Prix Development LLC	Delaware
Grand Prix Pipeline LLC	Delaware
Lasso Acquiror LLC	Delaware
Midland-Permian Pipeline LLC	Delaware
Setting Sun Pipeline Corporation	Delaware
Slider WestOk Gathering, LLC	Delaware
Targa Capital LLC	Delaware
Targa Cayenne LLC	Delaware
Targa Chaney Dell LLC	Delaware
Targa Cogen LLC	Delaware
Targa Condensate Marketing LLC	Delaware
Targa Delaware LLC	Delaware
Targa Delaware QOF LLC	Delaware
Targa Delaware QOZB LLC	Delaware
Targa Downstream LLC	Delaware
Targa Energy GP LLC	Delaware
Targa Energy LP	Delaware
Targa Frio LaSalle GP LLC	Texas
Targa Frio LaSalle Pipeline LP	Texas
Targa Gas Marketing LLC	Delaware
Targa Gas Pipeline LLC	Delaware
Targa Gas Processing LLC	Delaware
Targa GP Inc.	Delaware
Targa Gulf Coast NGL Pipeline LLC	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa LA Holdings LLC	Delaware
Targa LA Operating LLC	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware
Targa LP Inc.	Delaware
Targa Midkiff LLC	Delaware
Targa Midland Crude LLC	Delaware
Targa Midland LLC	Delaware
Targa Midstream Services LLC	Delaware
Targa MLP Capital LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa Northern Delaware LLC	Delaware
Targa Permian Condensate Pipeline LLC	Delaware
Targa Pipeline Mid-Continent Holdings LLC	Delaware
Targa Pipeline Mid-Continent LLC	Delaware
Targa Pipeline Mid-Continent WestOk LLC	Delaware
Targa Pipeline Mid-Continent WestTex LLC	Delaware
Targa Pipeline Operating Partnership LP	Delaware
Targa Pipeline Partners GP LLC	Delaware
Targa Pipeline Partners LP	Delaware
Targa Resources Finance Corporation	Delaware
Targa Resources GP LLC	Delaware
Targa Resources LLC	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LLC	Delaware
Targa Resources Partners LP	Delaware

Targa Rich Gas Services GP LLC	Texas
Targa Rich Gas Services LP	Texas
Targa Rich Gas Utility GP LLC	Texas
Targa Rich Gas Utility LP	Texas
Targa Southern Delaware LLC	Delaware
Targa SouthOk NGL Pipeline LLC	Oklahoma
Targa SouthTex CCNG Gathering Ltd.	Texas
Targa SouthTex Energy GP LLC	Delaware
Targa SouthTex Energy LP LLC	Delaware
Targa SouthTex Energy Operating LLC	Delaware
Targa SouthTex Gathering Ltd.	Texas
Targa SouthTex Midstream Company LP	Texas
Targa SouthTex Midstream Marketing Company Ltd.	Texas
Targa SouthTex Midstream T/U GP LLC	Texas
Targa SouthTex Midstream Utility LP	Texas
Targa SouthTex Mustang Transmission Ltd.	Texas
Targa SouthTex NGL Pipeline Ltd.	Texas
Targa SouthTex Processing LLC	Delaware
Targa Train 6 LLC	Delaware
Targa Train 8 LLC	Delaware
Targa Train 9 LLC	Delaware
Targa Transport LLC	Delaware
TPL Arkoma Midstream LLC	Delaware
TPL Gas Treating LLC	Delaware
TPL SouthTex Gas Utility Company LP	Texas
TPL SouthTex Midstream Holding Company LP	Texas
TPL SouthTex Midstream LLC	Delaware
TPL SouthTex Pipeline Company LLC	Texas
TPL SouthTex Processing Company LP	Texas
TPL SouthTex Transmission Company LP	Texas
T2 Eagle Ford Gathering Company LLC	Delaware
T2 Gas Utility LLC	Texas
T2 LaSalle Gas Utility LLC	Texas
T2 LaSalle Gathering Company LLC	Delaware
Velma Gas Processing Company, LLC	Delaware
Velma Intrastate Gas Transmission Company, LLC	Delaware
Versado Gas Processors, L.L.C.	Delaware